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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K


                              CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


      Date of Report (Date of earliest event reported): June 20, 1996


                           WICKES LUMBER COMPANY
          (Exact name of registrant as specified in its charter)




               Delaware            0-22468             36-3554758
           (State or other   (Commission File No.)    (IRS Employer
           jurisdiction of                             Identification
           incorporation)                              Number)





        706 North Deerpath Drive, Vernon Hills, Illinois      60061
          (Address of principal executive offices)         (Zip Code)



                               847-367-3400
           (Registrant's telephone number, including area code)

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Item 5.  Other Events.

      On June 20, 1996, pursuant to the previously reported Stock Purchase Agreement (the "Stock Purchase Agreement") dated January 11, 1996 between Riverside Group, Inc. ("Riverside") and the registrant, Riverside purchased from the registrant 2,000,000 newly-issued shares of the registrant's common stock, par value $.01 per share ("Wickes Common Stock"), for $10,000,000 in cash. As a result of this transaction, Riverside beneficially owns 4,217,288 shares of Wickes Common Stock, constituting approximately 55% of the registrant's outstanding voting common stock and approximately 52% of all outstanding shares of the registrant's common stock.

       The terms of the Stock Purchase Agreement were reviewed and recommended to the boards of directors of Riverside and the registrant by committees comprised of the independent directors of each company. The registrant's board committee received the opinion of its financial advisor that the consideration received by the registrant pursuant to the Stock Purchase Agreement was fair, from a financial point of view, to the registrant as of the date of the opinion.

      In connection with the Stock Purchase Agreement, Riverside and the registrant entered into a Registration Rights Agreement granting certain demand and piggyback securities law registration rights with respect to the shares acquired by Riverside pursuant to the Stock Purchase Agreement.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit
Number      Description of Exhibit


99.1*            Stock  Purchase Agreement dated January 11, 1996,  between
           Riverside Group, Inc. and Wickes Lumber Company ((incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K dated January 11, 1996)

99.2             Registration  Rights  Agreement between  Riverside  Group,
           Inc. and Wickes Lumber Company pursuant to January 11, 1996 Stock Purchase Agreement.

__________
     *Incorporated by reference.
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                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WICKES LUMBER COMPANY




Date: June 27, 1996                By:       /s/ George A. Bajalia________

                                   George A. Bajalia
                                   Senior Vice President and
                                   Chief Financial Officer


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